Exhibit 10.41

EMPLOYMENT AGREEMENT
THE PRINCETON REVIEW, INC.

          This Agreement is between Margot Lebenberg (“Exec”) and The Princeton Review, Inc. (“TPR”), and is subject to the terms of the Executive Compensation Policy Statement, the current form of which is attached as Exhibit A (the “Policy Statement”). Terms may be defined in The Princeton Review Glossary dated March lst, 2004. This Agreement supersedes any previous employment agreement.

1.

Job Description: Exec shall serve as the Executive Vice President and General Counsel of The Princeton Review. Beginning January 1, 2005, subject to approval by TPR’s Board of Directors, Exec shall serve as Corporate Secretary of TPR in accordance with the duties set forth in the Amended and Restated Bylaws of TPR.

2.

Compensation: TPR shall pay Exec $262,500 per year, increasing annually by 3%. Exec shall also receive those medical, dental, life insurance or other benefits made available by TPR to the other senior executives of TPR as a class. She shall also receive a bonus of up to 50% of base salary, based on the “Bonus Calculation” described below in Appendix A. The amount of the bonus paid shall be based on the Bonus Calculation described below in Appendix A, provided, however, that Exec’s bonus for calendar year 2004 shall be determined as follows: (i) Exec’s 2004 base bonus shall first be calculated in accordance with Appendix A and shall not be less than 30% of the maximum bonus available (the “2004 Base Bonus”) and (ii) Exec shall receive an amount equal to the 2004 Base Bonus as prorated by the number of months employed by TPR in 2004.

3.

Signing Bonus: Provided Exec is still employed by TPR on the six-month anniversary of the commencement of her employment, TPR will pay Exec a one-time signing bonus of $12,500. This bonus will be paid in the first payroll period following such six-month anniversary.

4.

Stock Option Grant: On Exec’s first day of employment, TPR shall grant Exec an option to purchase 55,000 shares of TPR’s Common Stock at fair market value (as indicated by the closing market price of REVU on such date), vesting in 16 equal quarterly installments beginning immediately upon issuance. These options shall be subject to the terms and conditions of The Princeton Review, Inc. Stock Option Grant attached hereto.

5.

Term: Exec’s employment shall commence on June 30th, 2004, and notwithstanding Section 3.1 of the Policy Statement, this Agreement shall expire on June 29th, 2006 but shall be automatically extended for additional two-year periods upon the completion of the initial term and any two-year extension period thereafter until (i) Exec voluntarily terminates employment or (ii) TPR gives contrary written notice to Exec at least 6 months prior to the completion of the initial term or any two-year extension period thereafter. TPR will not be under any obligation to make additional option grants to Exec, such as those described in paragraph 3 above, for any extension terms of this Agreement unless agreed by TPR and Exec.

6.

Severance Payments and Benefits: If TPR terminates Exec’s employment without Cause, then in addition to the payments provided under Section 5.1 of the Policy Statement, but in lieu of the payments provided under Section 5.3 of the Policy Statement, TPR will pay Exec her base salary plus benefits for an additional six months. After six months of employment, Exec’s severance payments and benefits provided in this paragraph 5 shall be extended by one month, up to a maximum of twelve months, for each additional two months of full-time employment.

7.

Change of Control: In addition to any rights granted to Exec under paragraph 6 above or Section 6.1 of the Policy Statement, TPR shall pay Exec her base salary for an additional six months should TPR terminate Exec’s employment following a Change of Control. After twelve months of employment, Exec’s severance payments and benefits provided in this paragraph 6 shall be extended by one month, up to a maximum of twelve months, for each additional three months of full-time employment.

8.	Right to be Connected: Exec will be provided with or be reimbursed for the reasonable cost of cell phone service, DSL or cable modem connection service at her primary residence, and a laptop computer.

9.

Executive Education and Professional Memberships: TPR agrees that, at the Exec’s request, Exec may attend up to an aggregate of one week of educational programs each year, which are generally intended to assist her perform her job, at no charge to her vacation days. TPR shall pay up to $10,000.00 each year for such educational programs (including travel and lodging) at accredited educational institutions. In addition, TPR shall reimburse Exec for her professional membership fees up to $2,500 per year.

10.

Department Structure: TPR agrees that Exec shall have the authority as General Counsel to hire and staff the legal department in order to meet operational needs. TPR and Exec agree that Exec will be able to immediately hire Jackie Cruz, a paralegal, at a salary not to exceed $100,000. In addition, commencing January lst, 2005, Exec will have the authority to hire an additional attorney and a legal secretary if deemed needed by Exec. Candidates hired by Exec will be subject to TPR’s customary background check, compensation, and benefits policies.

11.

Professional Liability Policy: Commencing prior to June 30th, 2004 and continuing through the term of this Agreement, TPR will obtain and maintain an appropriate policy of professional liability insurance covering Exec for the services she renders to TPR under this Agreement.

12.

Permission to Sit on Outside Boards and Consult: Notwithstanding Section 2.1 of the Policy Statement, TPR and Exec agree that during the term of this Agreement, (i) Exec shall be entitled to maintain her existing consulting practice at current levels; provided that such activities are not conducted on TPR property and that such activities do not interfere or conflict with the services provided under this Agreement, and (ii) in each case subject to the prior consent of TPR, Exec shall be entitled to serve as a member of the board of directors of up to two companies, provided that such activities do not interfere or conflict with the services provided under this Agreement.

13.	Non-solicitation: The restrictions set forth in Section 2.4.2 of the Policy Statement shall not apply to Exec’s solicitation of, communication with or other interaction with Jackie Cruz.

/s/ Mark Chernis	/s/ Margot Lebenberg

Mark Chernis	Margot Lebenberg
President, TPR

INDEMNIFICATION AGREEMENT

          This INDEMNIFICATION AGREEMENT (“Agreement”) is effective as of December 14, 2004, by and between THE PRINCETON REVIEW, INC., a Delaware corporation (the “Company”), and MARGOT T. LEBENBERG (“Indemnitee”).

          WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

          WHEREAS, pursuant to its Bylaws and Amended and Restated Certificate of Incorporation, the Company indemnifies and holds harmless each of its officers and directors to the fullest extent authorized or permitted by the Delaware General Corporation Law (“DGCL”);

          WHEREAS, the Company and Indemnitee are party to an Employment Agreement, dated as of April, 2004 (“Employment Agreement”), pursuant to which the Company agreed, among other things, to obtain and maintain an appropriate policy of professional liability insurance covering Indemnitee for the services she renders to the Company (“Liability Insurance”), such Liability Insurance obligation commencing prior to June 30, 2004 and continuing through the term of the Employment Agreement;

          WHEREAS, such Liability Insurance was not obtained by the Company to cover the period prior to October 2, 2004 (the “Uninsured Period”);

          WHEREAS, the Company has agreed to provide indemnification to Indemnitee in addition to that set forth in the Company’s Amended and Restated Certificate of Incorporation for acts or omissions of Indemnitee which occurred during the term of this Agreement; and

          WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be additionally indemnified by the Company as set forth herein;

          NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

          1.          Indemnification. The rights and obligations set forth in this Section 1 are subject in their entirety to the limitation set forth in Section 11.

                       (a)          Limitation on Liability. To the fullest extent permitted by law, the Indemnitee shall not be liable to the Company or it stockholders under the laws of any jurisdiction for any act performed, or failure to act, on the request of or on behalf of the Company or for the benefit of the Company, or on behalf of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise or person for which or whom the Indemnitee is performing services at the request of the Company (collectively, “Indemnifiable Conduct”). Additionally, the Company hereby releases Indemnitee from Indemnifiable Conduct prior to the date of this Agreement.

                       (b)          Indemnification of Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to, a subject or a target of, or witness or a participant in, or is threatened to be made party to, a subject or a target of, or a witness of other participant in, any Claim by reason of (or arising in part out of) any Indemnifiable Event against any and all Expenses, including any and all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than twenty (20) business days after Indemnitee makes written demand therefor to the Company.

                       (c)          Advancement of Expenses. The Company shall pay all Expenses incurred by Indemnitee in advance of the final disposition of a Claim as soon as practicable after Indemnitee incurs the same, but in any event no later than twenty (20) business days after Indemnitee makes written demand therefor to the Company. Indemnitee hereby undertakes to repay the amount of any Expenses paid in advance, if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. The Company may request Indemnitee tore confirm this undertaking in writing prior to paying any Expense in advance. Any obligation of Indemnitee to reimburse the Company for any advance of Expenses shall be unsecured and no interest shall be charged thereon.

                        (d)          Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section l(b) and l(c) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion in any case in which the Independent Legal Counsel referred to in Section l(e) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance on Expenses shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, Indemnitee shall reimburse the Company for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction for a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance on Expenses Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal there from have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to the Change in Control), the Reviewing Party shall be an Independent Legal Counsel. If the Reviewing Party fails to make a determination, within thirty (30) days after written demand to make such a determination, or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence an action for a declaratory judgement or other appropriate relief in a federal or state court located in the City, State and County of New York or in the State of Delaware, seeking a determination by the Reviewing Party or challenging any such determination by the Reviewing Party or any aspect thereof. Any determination by the Reviewing Party shall otherwise be conclusive and binding on the Company and Indemnitee.

                       (e)          Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to payment of Expenses and advances of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel, if desired by Indemnitee, shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees who are seeking indemnification from the Company with respect to any single event or occurrence or series of related events or occurrences, unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

                       (f)          Mandatory Payment of Expenses. Notwithstanding any provision of this Agreement other than Sections 4 and 8 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of a Claim without prejudice, in defense of any Claim regarding any Indemnifiable Event, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection therewith to the extent permitted by law.

          2.          Indemnification Procedure.

                        (a)          Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified or be advanced Expenses under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will be sought under this Agreement. Notice to the Company shall be directed to the President of the Company at the Company’s address (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall cooperate with the Company and its insurers and their respective counsel, and provide such information and assistance as it, the insurers and their respective counsel may reasonably require and as shall be with Indemnitee’s power in connection with the defense of the Claim.

                       (b)          No Presumptions: Burden of Proof. For purposes of this Agreement, the termination of any Claim, judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                       (c)          Notice to Insurers. If, at the time of the receipt by the Company of notice of a Claim pursuant to Section 2(a) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

                       (d)          Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such claim with counsel of its selection who shall, nonetheless, be subject to the approval of Indemnitee (which approval shall not be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; notwithstanding the foregoing: (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) the fees and expenses shall be at the Company’s expense if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain counsel to defend such Claim.

          3.          Additional Indemnification Rights: Nonexclusivity.

                       (a)          Scope.  The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation or Bylaws (as now or hereafter in effect), or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, manager, member, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, manager, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

                       (b)          Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation or its Bylaws (as now or hereafter in effect), any other agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

          4.           No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, Bylaws (as now or hereafter in effect) or otherwise) of the amounts otherwise indemnifiable hereunder.

          5.           Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses incurred in connection with any Claim, but not, however, for the entire total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

          6.           Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, managers, members, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee. If an Indemnifiable Event occurs during the Uninsured Period and (i) the Company is prohibited by law or public policy from indemnifying Indemnitee in accordance with the terms of this Agreement and (ii) the Indemnifiable Event would have been covered by commercially reasonable insurance if it had been in place during the Uninsured Period, then the waiver set forth in Section 20 shall be deemed null and void.

          7.           Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, managers, members, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured (i) of the Company’s directors, if Indemnitee is director; (ii) of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or (iii) of the Company’s key employees, managers, members, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, manager, member, agent or fiduciary.

          8.          Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

                           (a)          Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be indemnified under applicable law;

                            (b)          Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

                            (c)           Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; and

                            (d)           Claims under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in circumstances when such profits are recoverable by the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

          9.          Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives, for any act performed, or failure to act, on the request of or on behalf of the Company or for the benefit of the Company, or on behalf of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Indemnitee is performing services at the request of the Company, after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

          10.        Deposit of Funds in Trust. In the event that the Company decides voluntarily to dissolve or to file a voluntary petition for relief under applicable bankruptcy, moratorium or similar laws, then not later than ten days prior to such dissolution or filing, the Company shall deposit in trust for the exclusive benefit of Indemnitee a cash amount equal to all amounts previously authorized to be paid to Indemnitee hereunder, such amounts to be used to discharge the Company’s obligations to Indemnitee hereunder. Any amounts in such trust not required for such purpose shall be returned to the Company.

          11.         Effectiveness of Agreement: Term. (a) This Agreement and the limitations of liability and all indemnification rights and obligations set forth herein shall apply to, and be effective with respect to, only those covered acts or omissions of Indemnitee which occurred during the Limited Indemnity Period.

                            (b)            The Company’s obligations under this Agreement shall continuously, irrevocably and perpetually apply to Indemnitee’s covered acts and omissions which occur prior to the date that the Company files its Form 10-K, as amended for the 2004 fiscal year; provided, however, that if such Form 10-K filing does not include all reports required pursuant to the Sarbanes-Oxley Act of 2002 then the Company’s obligations under this Agreement shall continue through such date that the Company finally and fully files all information and reports required pursuant to the Sarbanes-Oxley Act.

          12.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

          13.         Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, manager, member, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

          14.         Attorney’s Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims-made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

          15.         Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

          16.         Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the federal and state courts of the City, County and State of New York or the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in such court.

          17.         Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          18.         Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware.

          19.         Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

          20.         Interaction and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto. Indemnitee hereby waives any and all claims arising from the Company’s failure to perform its obligation to provide professional liability insurance as set for thin Section 9 of the Employment Agreement up to and including the date hereof.

          21.         No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

          22.         Certain Definitions. (a) “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d)and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 15% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets, and (iv) the Company becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Company or for the greater part of the properties of the Company with the consent of the Company, or if appointed without the consent of the Company, such trustee or receiver is not discharged within forty-five (45) days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the Company under the laws of any jurisdiction, and if instituted against the Company, are consented to by it or remain undismissed for forty-five (45) days.

                            (b)           “Claim” shall mean any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (other than an action by or in the right of the Company).

                            (c)           References to the “Company” shall include, in addition to Princeton Review Management, L.L.C., Princeton Review Operations, L.L.C., Princeton Review Products, L.L.C., Princeton Review Publishing, L.L.C., Princeton Review Carolinas, LLC, and The Princeton Review Canada, Inc., and any other affiliate and any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which The Princeton Review. Inc. (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, members, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, manager, member, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, member, employee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

                            (d)            “Expenses” shall mean any and all expenses (including attorneys’ fees and all other costs, expenses and obligations) incurred in connection with investigating, defending, being witness in, or a subject or a target of, or participating in (including on appeal), or preparing to defend, to be a witness in, or a subject or a target of, or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation; any and all judgment fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim regarding any Indemnifiable Event; and any and all federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

                            (e)            “Indemnifiable Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, manager, member, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of or on behalf of the Company as a director, officer, manager, member, employee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

                            (f)           “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section l(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements), within the three years preceding their retention.

                            (g)            References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, manager, member, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, manager, member, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries.

                            (h)            “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

                            (i)            “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

          IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

By:	/s/ Mark Chernis

Name:	Mark Chernis
Title:	President and Chief Operating Officer
AGREED TO AND ACCEPTED:

MARGOT T. LEBENBERG

(signature)

3 Mountain View Drive Thiells, NY 10984

(and)

The current primary address on file with the Company

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